                                                                      EXHIBIT 21

LIST OF SUBSIDIARIES


NAME OF SUBSIDIARY                             STATE/COUNTRY OF INCORPORATION/ORGANIZATION
------------------                             --------------------------------------------
Jefferies & Company, Inc.                      Delaware

Jefferies International Limited                England

Jefferies Pacific Limited                      Hong Kong

Jefferies Analytical Trading Group Inc.        Delaware

JEF Investment Company                         Delaware
